Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports Third Quarter 2023 Results

PHOENIX, Ariz. – (Business Wire) – October 31, 2023 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended October 1, 2023.

"We are pleased to report another solid quarter at Sprouts, with continued increases in both traffic and comparable store sales," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "Our results signal the alignment of our 31,000 team members across merchandising, marketing, supply chain, and operational initiatives-- propelling our strategy forward."

Third Quarter Highlights:

•
Net sales totaled $1.7 billion; a 7.6% increase from the same period in 2022
•
Comparable store sales growth of 3.9%
•
Diluted earnings per share of $0.64; Adjusted diluted earnings per share of $0.65(1); compared to diluted earnings per share of $0.61 in the same period in 2022.
•
Opened 10 new stores, resulting in 401 stores in 23 states as of October 1, 2023

(1) Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.

Leverage and Liquidity in Third Quarter 2023

•
Ended the quarter with $252 million in cash and cash equivalents and a $150 million balance on its $700 million revolving credit facility
•
Repurchased 831 thousand shares of common stock for a total investment of $32 million
•
Generated cash from operations of $409 million and invested $157 million in capital expenditures, net of landlord reimbursement, year-to-date thru October 1, 2023

Fourth Quarter and Full-Year 2023 Outlook

The following provides information on our fourth quarter 2023 outlook:

•
Comparable store sales growth: approximately 3%
•
Adjusted diluted earnings per share: $0.42 to $0.46

The following provides information on our full-year 2023 outlook:

•
Net sales growth: 6.5% to 7%
•
Comparable store sales growth: approximately 3%
•
Adjusted EBIT: $387 million to $393 million

•
Adjusted diluted earnings per share: $2.77 to $2.81
•
Unit growth: 30 new stores
•
Capital expenditures (net of landlord reimbursements): $190 million to $210 million

Third Quarter 2023 Conference Call

Sprouts will hold a conference call at 10:30 a.m. Eastern Daylight Time on Tuesday, October 31, 2023, during which Sprouts executives will further discuss third quarter 2023 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.

A webcast replay will be available at approximately 1:30 p.m. Eastern Daylight Time on October 31, 2023. This can be accessed with the following link.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; the impact of the COVID-19 pandemic; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 31,000 team members and operates more than 400 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Net sales	$1,713,282	$1,591,026	$5,138,839	$4,827,669
Cost of sales	1,087,848	1,007,376	3,237,371	3,051,914
Gross profit	625,434	583,650	1,901,468	1,775,755
Selling, general and administrative expenses	502,801	460,834	1,486,961	1,382,854
Depreciation and amortization (exclusive of depreciation included in cost of sales)	31,802	30,313	99,834	93,377
Store closure and other costs, net	3,176	2,164	33,880	3,034
Income from operations	87,655	90,339	280,793	296,490
Interest expense, net	1,698	1,951	6,058	7,648
Income before income taxes	85,957	88,388	274,735	288,842
Income tax provision	20,644	22,648	65,928	72,798
Net income	$65,313	$65,740	$208,807	$216,044
Net income per share:
Basic	$0.64	$0.61	$2.03	$1.98
Diluted	$0.64	$0.61	$2.01	$1.97
Weighted average shares outstanding:
Basic	101,881	107,229	102,844	109,066
Diluted	102,703	108,095	103,758	109,888

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	October 1, 2023	January 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$251,780	$293,233
Accounts receivable, net	16,203	16,108
Inventories	323,662	310,545
Prepaid expenses and other current assets	28,906	53,918
Total current assets	620,551	673,804
Property and equipment, net of accumulated depreciation	773,072	722,241
Operating lease assets, net	1,294,270	1,106,524
Intangible assets	208,060	184,960
Goodwill	381,741	368,878
Other assets	12,814	13,973
Total assets	$3,290,508	$3,070,380
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$190,133	$172,904
Accrued liabilities	175,769	151,306
Accrued salaries and benefits	66,380	61,574
Current portion of operating lease liabilities	108,225	135,584
Current portion of finance lease liabilities	1,038	1,012
Total current liabilities	541,545	522,380
Long-term operating lease liabilities	1,382,937	1,145,173
Long-term debt and finance lease liabilities	158,936	258,902
Other long-term liabilities	38,009	36,340
Deferred income tax liability	54,072	61,123
Total liabilities	2,175,499	2,023,918
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 101,623,482 shares issued and outstanding, October 1, 2023; 105,072,756 shares issued and outstanding, January 1, 2023	101	105
Additional paid-in capital	768,057	726,345
Retained earnings	346,851	320,012
Total stockholders' equity	1,115,009	1,046,462
Total liabilities and stockholders' equity	$3,290,508	$3,070,380

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirty-nine weeks ended
	October 1, 2023	October 2, 2022
Operating activities
Net income	$208,807	$216,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	103,668	96,057
Operating lease asset amortization	94,403	87,316
Impairment of assets	27,845	171
Share-based compensation	14,731	11,672
Deferred income taxes	(13,225)	1,025
Other non-cash items	596	404
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	10,070	16,491
Inventories	(11,322)	(36,280)
Prepaid expenses and other current assets	21,093	(7,880)
Other assets	3,870	1,678
Accounts payable	27,446	23,121
Accrued liabilities	19,027	2,482
Accrued salaries and benefits	4,509	(4,868)
Operating lease liabilities	(103,787)	(99,055)
Other long-term liabilities	1,294	(1,588)
Cash flows from operating activities	409,025	306,790
Investing activities
Purchases of property and equipment	(165,016)	(80,749)
Payments for acquisition, net of cash acquired	(13,032)	—
Cash flows used in investing activities	(178,048)	(80,749)
Financing activities
Proceeds from revolving credit facilities	—	62,500
Payments on revolving credit facilities	(100,000)	(62,500)
Payments on finance lease liabilities	(749)	(600)
Payments of deferred financing costs	—	(3,373)
Repurchase of common stock	(180,415)	(155,094)
Proceeds from exercise of stock options	8,844	4,074
Cash flows used in financing activities	(272,320)	(154,993)
(Decrease)/Increase in cash, cash equivalents, and restricted cash	(41,343)	71,048
Cash, cash equivalents, and restricted cash at beginning of the period	295,192	247,004
Cash, cash equivalents, and restricted cash at the end of the period	$253,849	$318,052

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company has begun reporting these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen and thirty-nine weeks ended October 1, 2023. There were no such material adjustments during the thirteen and thirty-nine weeks ended October 2, 2022.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of (i) Adjusted gross margin to gross margin, (ii) Adjusted EBITDA and Adjusted EBIT to net income and (iii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen and thirty-nine weeks ended October 1, 2023 and October 2, 2022:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 1, 2023	October 2, 2022	October 1, 2023	October 2, 2022
Gross profit	$625,434	$583,650	$1,901,468	$1,775,755
Special items (1)	1,302	—	2,955	—
Adjusted gross profit	$626,736	$583,650	$1,904,423	$1,775,755
Gross margin	36.5%	36.7%	37.0%	36.8%
Adjusted gross margin	36.6%	36.7%	37.1%	36.8%

Net income	$65,313	$65,740	$208,807	$216,044
Income tax provision	20,644	22,648	65,928	72,798
Interest expense, net	1,698	1,951	6,058	7,648
Earnings before interest and taxes (EBIT)	87,655	90,339	280,793	296,490
Special items (2)	2,392	—	46,034	—
Adjusted EBIT	90,047	90,339	326,827	296,490

Depreciation, amortization and accretion, adjusted for special items	33,655	31,201	97,789	96,057
Adjusted EBITDA	$123,702	$121,540	$424,616	$392,547

Net income	$65,313	$65,740	$208,807	$216,044
Special items, net of tax (2)	1,780	—	34,272	—
Adjusted net income	$67,093	$65,740	$243,079	$216,044
Diluted earnings per share	$0.64	$0.61	$2.01	$1.97
Adjusted diluted earnings per share	$0.65	$0.61	$2.34	$1.97

Diluted weighted average shares outstanding	102,703	108,095	103,758	109,888

(1) For the thirteen and thirty-nine weeks ended October 1, 2023, special items included approximately $1 million and $3 million, respectively, in Cost of sales related to store closures and our supply chain transition.

(2) For the thirteen weeks ended October 1, 2023, special items included approximately $1 million in Selling, general and administrative expenses primarily related to store closures and $1 million in Cost of sales related to our supply chain transition. For the thirty-nine weeks ended October 1, 2023, special items included approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $9 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, and $3 million in Cost of sales related to store closures and our supply chain transition. After-tax impact included the tax benefit on the pre-tax charge.

###

Source: Sprouts Farmers Market, Inc

Phoenix, AZ

10/31/23